Exhibit 99.1

Contacts:	ProFrac Holding Corp.
Lance Turner – Chief Financial Officer
Bryan Wheatly – Director, Investor Relations
investors@profrac.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com

ProFrac Holding Corp. to Acquire Two Companies Expanding its Pressure Pumping Footprint and Sand Mine Portfolio

Completed its Monarch Silica Sand Mine Acquisition in the Eagle Ford

Continues to Execute on its Strategic Growth Plan

WILLOW PARK, TX – December 27, 2022 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac” or the “Company”) today reported that it has closed its previously-announced acquisition of the Eagle Ford sand mining operations of Monarch Silica, LLC (“Monarch”), and announced that it has entered into definitive agreements to acquire two companies that will grow its pressure pumping footprint and sand mine portfolio.

ProFrac continues its “Acquire, Retire, Replace” strategy with the acquisition of a high-quality, Rockies-focused pressure pumper.

The Company’s subsidiary, ProFrac Holdings II, LLC, has entered into a definitive agreement to acquire REV Energy Holdings, LLC (“REV”), a privately owned pressure pumping service provider with operations in the Rockies and Eagle Ford. Under the terms of the agreement, ProFrac will acquire REV for $140 million, consisting of $70 million in ProFrac Class B common shares, approximately $39 million in seller-provided financing, and the balance with cash on hand and debt assumption of approximately $5.5 million. The purchase agreement also provides for up to $20 million of earn-out payments in the event REV achieves EBITDA of approximately $90 million in 2023. The transaction is expected to close before the end of January 2023.

REV operates three premium frac fleets totaling 204,500 hydraulic horsepower that offer significant opportunity for upgrades through the additions of DGB engines and engine idle reduction systems. The acquisition will expand ProFrac’s presence in both the Rockies and South Texas and is further demonstration of ProFrac’s “acquire, retire and replace” strategy.

Ladd Wilks, ProFrac’s Chief Executive Officer, added, “We are pleased to be acquiring REV, a company with a track record for high-quality service as well as safety and efficiency. REV operates three fleets consisting of mostly modern Tier IV conventional pumps that can be converted into next-generation assets through DGB upgrades. We are excited for the future with REV and believe that both our customers and shareholders will benefit from the combination.”

ProFrac enhances its vertical integration strategy with the acquisition of the leading proppant producer in the Haynesville.

ProFrac also announced that its subsidiary, ProFrac Holdings II, LLC, has entered into a definitive agreement with Performance Holdings I, LLC and Performance Holdings II, LLC (collectively, “Performance Proppants”) to acquire the largest in-basin proppant producer serving the Haynesville, for $475 million of cash. ProFrac expects the transaction to be accretive to earnings and free cash flow immediately upon closing. Based on preliminary discussions with capital providers, including existing and potential new lenders, as well as the Company’s largest shareholders, ProFrac believes it will be positioned to fund the acquisition with a combination of new capital and cash from operations. Such preliminary discussions are non-binding, and the Company cannot assure that it will raise new capital from such discussions on a timely basis or otherwise. The Company expects the acquisition to close in the first quarter of 2023.

Matt Wilks, ProFrac’s Executive Chairman, commented, “Today is an exciting day at ProFrac, as we have closed on the Monarch acquisition and are announcing agreements to add two great businesses to the ProFrac portfolio. We are thrilled for the unique opportunity to add Performance Proppants to our growing portfolio of in-basin sand mines. By acquiring Performance Proppants, we would add approximately 10.4 million-tons-per-year of nameplate production capacity in the Haynesville, where we currently operate six active frac fleets. ProFrac is a long-term customer of Performance Proppants and believes that the combination of Performance Proppants’ high-quality assets and strategic geographic positioning with our internal manufacturing capabilities will provide ProFrac with an unparalleled cost advantage in the Haynesville.”

The acquisition of Performance Proppants further demonstrates ProFrac’s commitment to enhancing its capabilities and cost structure through its vertical integration strategy. By sourcing proppant internally from logistically-advantaged mines, ProFrac expects to be in position to efficiently serve its customers and minimize its input costs in a basin known for demanding hydraulic fracturing jobs with high treating pressure and large proppant loadings.

The consummation of both transactions is subject to customary closing conditions, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Advisors

Brown Rudnick LLP and Lowenstein Sandler LLP are serving as legal advisor and merger clearance counsel, respectively, to ProFrac on the acquisition of REV. Piper Sandler is serving as REV’s exclusive financial advisor, and Sparkman + Foote LLP is serving as REV’s legal counsel.

Piper Sandler & Co. is serving as exclusive financial advisor to ProFrac and Winston & Strawn and Lowenstein Sandler LLP are serving as ProFrac’s legal advisor and merger clearance counsel, respectively, to ProFrac on the acquisition of Performance Proppants. Stephens & Company is serving as exclusive financial advisor to Performance Proppants, and Brownstein Hyatt Farber Schreck, LLP is serving as Performance Proppants’ legal counsel.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. Founded in 2016, the Company was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. For more information, please visit the Company’s website, https://www.pfholdingscorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as “may,” “should,” “would,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the anticipated benefits of the Monarch acquisition; expectations regarding the Company’s ability to fund the purchase price of such acquisitions, and any other strategic transactions the Company may enter into, in a sufficient and timely manner and without impairing the Company’s liquidity position; the expected timing and anticipated benefits of the REV and Performance Proppants acquisitions, including, with (i) respect to REV, the

Company’s expectation that such acquisition will increase its pressure pumping service capabilities, geographic footprint and active fleet count; expectations regarding the Company’s plans and ability to upgrade the fleets to be acquired; and the Company’s expectations regarding the funding of the acquisition; and (ii) with respect to Performance Proppants, the Company’s expectations regarding benefits associated with scaling the Company’s vertically integrated business model and increasing its nameplate production capabilities, and the Company’s estimates of future nameplate production capacity; expectations about increasing value to customers and realizing potential cost savings and geographic advantages; the Company’s expectation that the acquisition will be accretive to the Company’s earnings and free cash flow, and that such accretion would occur immediately upon closing; and the Company’s expectation that the acquisition can be financed through a combination of cash from operations and potential new capital. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the risk that the proposed REV and Performance Proppants transactions may not be completed in a timely manner or at all; the ability to effectively scale the Company’s operations and integrate acquired assets, services and personnel into the Company’s existing business model; the risk that Company will not realize the anticipated benefits of the acquired businesses and operations; the Company’s ability to execute its business strategy and plans for growth, including with respect to the integration of Monarch and the completion of the REV and Performance Proppants acquisitions; the failure to operationalize and upgrade, as applicable, the acquired operations, services and assets of REV and Performance Proppants in a timely manner or at all; risks relating to the failure to satisfy the conditions to the consummation of the REV and Performance Proppants transactions, including the receipt of certain governmental and regulatory approvals; risks associated with the Company’s ability to fund the REV and Performance Proppants acquisitions, and any other strategic transactions the Company may enter into, which risks include that, with respect to Performance Proppants, such transaction is not subject to a financing contingency, there are currently no commitments for any new capital financing, and the Company cannot assure that it will raise any new capital, whether based on its preliminary, non-binding discussions with existing and potential new lenders, or the Company’s largest shareholders, or otherwise, in a sufficient manner, on favorable terms, on a timely basis, or at all; risks relating to the Company’s liquidity needs; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services; global and regional economic and financial conditions; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

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